UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








         Date of Report (Date of earliest event reported): April 2, 1997


                         Louisiana Casino Cruises, Inc.
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             (Exact name of registrant as specified in its charter)

Louisiana                        33-73534                    72-1196619
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (504) 381-7777
                                                    ------------------

                                       N/A
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          (Former name or former address, if changed since last report)





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Item 5.  Other Events.

         Louisiana Casino Cruises, Inc., a Louisiana corporation (the "Company"), announced on April 2, 1997 that a definitive stock purchase agreement has been executed among CSMC Management Services, Inc. ("CSMC"), a wholly owned subsidiary of CHC International Inc., and the holders of approximately 40% of the Company's common stock (the "Individual Shareholders"), whereby CSMC would acquire the common stock and all of the preferred stock of the company held by the Individual Shareholders. CSMC currently owns 59.8% of the outstanding common stock of the Company. The transaction is more fully described in the Company's press release dated April 2, 1997, attached hereto as
Exhibit 99 and incorporated herein by reference.

Item 6. Financial Statements and Other Exhibits.

                  Exhibit No.               Description

                  Exhibit 99 Louisiana Casino Cruises, Inc. Press Release dated April 2, 1997

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         LOUISIANA CASINO CRUISES, INC.



Dated: April 4, 1997                                  By: /s/ W. Peter Temling
                                                      ------------------------
                                                      W. Peter Temling, Acting
                                                      Chief Financial Officer